Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130685 on Form S-8 of our report dated June 23, 2015 appearing in this Annual Report on Form 11-K of TrueBlue, Inc. 401(k) Plan for the year ended December 31, 2014.

/s/ Clifton Larson Allen LLP
Clifton Larson Allen LLP
Spokane, Washington June 23, 2015